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                                                               EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 (File No. 333-20397) of our report dated March 17, 1997, on our audit of the financial statements of Ryder TRS, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Miami, Florida

March 25, 1997